                    INTERCREDITOR AND SUBORDINATION AGREEMENT


     THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement") is made and entered into as of December 31, 1995, among REUTER MANUFACTURING, INC., a Minnesota corporation ("Borrower"), THE CIT GROUP/CREDIT FINANCE, INC. ("Senior Lender") and SANWA BUSINESS CREDIT CORPORATION ("Subordinate Lender").


                                    RECITALS

         (A) The Senior Lender has agreed to extend certain credit accommodations to the Borrower pursuant to the terms of the Senior Loan Documents.

         (B) The Subordinate Lender has agreed to restructure certain obligations of the Borrower pursuant to the terms of the Subordinate Loan Documents.

         (C) It is a condition precedent to the agreements of the Senior Lender and the Subordinate Lender that the parties hereto enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

         Capitalized terms used herein and not otherwise defined (including capitalized terms used in the foregoing Recitals) shall have the following meanings:

         "BORROWER OBLIGATION" means the Senior Debt or any of the Subordinate Obligations, as the context requires.

         "DEFAULT" means any Senior Default and/or any Subordinate Default, as the context requires.

         "DIP FACILITY" shall have the meaning ascribed to it in Section 2.6.

         "EXCESS CASH FLOW" shall have the meaning ascribed to it in the Subordinate Loan Documents.

         "PAYMENT IN FULL" or "PAID IN FULL" or any similar term(s) with respect to any Borrower Obligation means (a) the satisfaction and final payment in full of such Borrower Obligation in cash or cash equivalents reasonably acceptable to the payee and the termination of any obligation on the part of the holder of such Borrower Obligation to make any loans or to afford any financial accommodation to the Borrower or (b) in the case of any Borrower Obligation consisting of contingent obligations (including without limitation contingent obligations in respect of letters of credit or other reimbursement guarantees under the Senior Loan Agreement), the setting apart of cash sufficient to discharge such portion of such Borrower Obligation in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted by the Borrower a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders, in the case of each of (a) and (b) above, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws.

         "PERMITTED PREPAYMENTS" is defined in Section 2.3.

         "PROCEEDS" means the proceeds of any of Borrower's property in which both the Senior Lender the Subordinate Lender have perfected security interests.

         "SENIOR DEBT" means that portion of the principal amount owing to the Senior Lender under the Senior Loan Documents from time to time that does not exceed at the date of determination the principal amount of $4,500,000, together with all other "Obligations" as that term is defined in the Senior Loan Documents.

         "SENIOR DEFAULT" means any Event of Default under and as defined in the Senior Loan Agreement.

         "SENIOR LOAN AGREEMENT" means that certain Loan and Security Agreement dated as of February 15, 1991 between the Senior Lender and the Borrower, as the same may be amended, supplemented, replaced or refinanced from time to time in compliance with Section 2.14.

         "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement and all other documents which create, evidence or secure the Senior Debt from time to time, as any of the same may be amended, supplemented, replaced or refinanced from time to time in compliance with Section 2.14. A true and correct list of the Senior Loan Documents existing on the date hereof is set forth on SCHEDULE 1 hereto.

         "SUBORDINATE DEBT" means all amounts owing to the Subordinate Lender under the Subordinate Loan Documents from time to time, whether in respect of principal, interest or otherwise.

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         "SUBORDINATE DEFAULT" means any Event of Default under and as defined in the Subordinate Loan Documents.

         "SUBORDINATE LOAN DOCUMENTS" means all documents which create, evidence or secure the Subordinate Debt from time to time, as any of the same may be amended, supplemented, refinanced or replaced from time to time in compliance with Section 2.14. A true and correct list of the Subordinate Loan Documents existing on the date hereof is set forth on SCHEDULE 2 hereto.

         "SUBORDINATE OBLIGATION DOCUMENTS" means any of the Subordinate Loan Documents, as the context requires.

         "SUBORDINATE OBLIGATIONS" means any of the Borrower's obligations to the Subordinate Lender under any of the Subordinate Obligation Documents.


SECTION 2.  SUBORDINATION AND INTERCREDITOR PROVISIONS.

         2.1 SUBORDINATION. Senior Lender hereby consents to the Borrower granting a security interest in Borrower's property to Subordinate Lender. Subordinate Lender agrees, for itself and each future holder of the Subordinate Obligations held by it, that its interest in any of Borrower's property in which both Senior Lender and Subordinate Lender have a perfected security interest, and in and to the Proceeds, is subordinate to the interest of Senior Lender and subject to the terms of this Agreement.

         2.2 STANDBY; NON-INTERFERENCE. Subordinate Lender shall not, without Senior Lender's prior consent, (i) except as provided herein, exercise any rights or remedies it may have under the Subordinate Loan Documents or otherwise; or (ii) commence or join with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower.

         In the event the Borrower defaults on its obligations to Senior Lender and, as a result, Senior Lender undertakes to enforce Senior Lender's security interests and liens in Borrower's assets, Subordinate Lender agrees that Subordinate Lender will not hinder, delay or otherwise prevent Senior Lender from taking any and all action which Senior Lender deems necessary to enforce Senior Lender's security interests and liens in Borrower's assets and to realize thereon.

         2.3 MARSHALLING WAIVER. Subordinate Lender hereby waives any rights it has or may have in the future to require Senior Lender to marshal Senior Lender's collateral, and agrees that, in addition to Senior Lender's other rights hereunder, Senior Lender may proceed against Senior Lender's collateral in any order that Senior Lender deems appropriate in the exercise of Senior Lender's absolute discretion. Subordinate Lender also waives any right to be subrogated to the Senior Debt unless and until the Senior Debt is paid in full.

         2.4 PERMITTED PAYMENTS; RIGHT TO RETAIN PAYMENTS. Notwithstanding any other provision of this Agreement, the Borrower shall be entitled to make or deliver to, and Subordinate Lender shall be entitled to receive and retain, (a) any payments in respect of Subordinate Obligations consisting of scheduled payments of interest or principal, mandatory prepayments (including without limitation any mandatory payments of Excess Cash Flow and Net Operating Income Payment), amounts payable in respect of fees, expenses, taxes or indemnification obligations and Permitted Prepayments, and (b) any other payments in respect of Subordinate Obligations to which the Senior Lender expressly consents. Each of clauses (a) and (b) above is intended to constitute a separate and independent basis for retaining the payments received by the Subordinate Lender from the Borrower on account of the Subordinate Obligations.

         2.5 PREPAYMENTS. So long as (i) no Senior Default has occurred and is continuing or would exist immediately after such payment, (ii) the Borrower has and immediately after such payment will have availability under the revolving credit facility created by the Senior Loan Documents of at least $200,000 and further provided that the Borrower does not have any trade debt more than sixty (60) days past due, unless it is subject to a bona fide dispute and (iii) the Senior Lender is given at least five days' prior notice of any such payment, then the Borrower shall be permitted to make, and the Subordinate Lender shall be permitted to retain, one or more optional prepayments of the Subordinate Debt ("Permitted Prepayments").

         2.6 BANKRUPTCY. If the Borrower shall become subject to a proceeding under the United States Bankruptcy Code and Senior Lender shall desire to permit the use of cash collateral by the Borrower or to provide financing to the Borrower on substantially similar terms as the Senior Loan Documents under either Section 363 or 364 of the United States Bankruptcy Code, with or without obtaining a priority lien under Section 364(d) thereof (the "DIP Facility"), Subordinate Lender hereby agrees as follows: (a) adequate notice to Subordinate Lender shall have been given for the DIP Facility if Subordinate Lender receives notice thereof at least 2 business days prior to the hearing on the motion requesting the DIP Facility; and (b) if Senior Lender proposes to provide a DIP Facility, Subordinate Lender may seek adequate protection of its interest by demanding the same treatment as provided in the Subordinate Loan Documents, provided, however, that failure by the Subordinate Lender to obtain such adequate protection shall not be grounds for objecting to the DIP Facility. Senior Lender and Borrower agree to use their best efforts to obtain the treatment provided in the Subordinate Loan Documents as adequate protection for Subordinate Lender. For purposes hereof, notice of a proposed financing or use of cash collateral shall be deemed received by Subordinate Lender upon the sending of notice by overnight delivery service, telecopy or hand delivery by Subordinate Lender. Senior Lender is irrevocably authorized and empowered to receive and collect any and all dividends, payments and distributions made on account of any proof of claim relating to the Subordinate Debt in whatever form the same may be paid or issued until the Senior Debt is paid or satisfied. Subordinate Lender agrees to file a proof of claim in respect of the Subordinate Debt and to execute and deliver to Senior Lender such assignments or other instruments as Senior Lender may reasonably require to enable Senior

Lender to collect all dividends, payments and distributions which may be made at any time on account of the Subordinated Debt until the Senior Debt is paid or satisfied. Nothing contained herein shall prohibit Subordinate Lender from objecting to or demanding additional adequate protection if such financing is provided by a lender other than Senior Lender.

         References herein to the Borrower shall include any successor to, or assign of, the Borrower, including without limitation any debtor-in-possession or trustee for the Borrower in any proceeding under the United States Bankruptcy Code.

         2.7 PAYMENT BLOCKAGE. In circumstances in which Section 2.6 does not apply, Subordinate Lender will not be entitled to receive or retain any direct or indirect payment (in cash, property, by set-off or otherwise) from the Borrower of or on account of any Subordinate Obligations:

         (a) during the first one hundred twenty (120) days following the occurrence and continuation of a monetary Senior Default which has not been cured; or

         (b) during the period immediately following the date on which Senior Lender has commenced legal proceedings to enforce its remedies pursuant to a monetary default under the Senior Loan Documents; or

         (c) during the period where there has occurred and is continuing a material non-monetary Senior Default which has not been waived by the Senior Lender and with respect to which the Senior Lender has commenced legal proceedings and so notified the Subordinate Lender.

         Each of the foregoing subsections (a), (b) and (c) is intended to constitute a separate and independent basis for prohibiting each Subordinate Party from receiving or retaining payment from the Borrower on account of the Subordinate Obligations.

         2.8    LIMITATIONS ON REMEDIES.

         (a) Except in circumstances in which Section 2.6 is applicable, Subordinate Lender shall not commence any action or proceeding against the Borrower to enforce or collect any Subordinate Obligation to obtain possession of property of the Borrower, to exercise control over property of the Borrower or to create, perfect or enforce any lien against property of the Borrower until the earliest to occur of (i) the date the Senior Lender accelerates the Senior Debt, (ii) the date of Borrower's bankruptcy, (iii) if a monetary default (other than a default that consists of failure to pay Senior Lender) exists and is continuing with respect to the Subordinate Lender, the date occurring 120 days after Subordinate Lender has given Senior Lender written notice of such default and of its intention to take the foregoing action, unless the Subordinate Lender shall have first obtained the written consent of the Senior Lender or (iv) if a non-monetary default exists and is continuing with respect to the Subordinate Lender, the date occurring 180 days after Subordinate Lender has given Senior Lender written notice of such default and of its intention to take the foregoing action, unless the Subordinate Lender shall have first obtained the written consent of the Senior Lender.

         (b) Nothing in this Agreement shall restrict the ability of the Senior Lender or the Subordinate Lender to declare a Default or accelerate all or any portion of the Borrower Obligations so long as payments are received and turned over and remedies are pursued only in compliance with the terms of the Senior Loan Documents, the Subordinate Loan Documents as applicable and this Agreement.

         (c) In the event Senior Lender enforces its rights and remedies under the Senior Loan Documents, Subordinate Lender shall not take any action which materially interferes with or impairs Senior Lender's rights and remedies.

         2.9 TURN-OVER OF PROCEEDS RECEIVED. If the Borrower shall make any payment of Proceeds which the Subordinate Lender is not permitted to receive and retain pursuant to this Agreement then such payment shall be held in trust for the benefit of, and shall be paid over promptly on demand to, the Senior Lender, for application (a) first, to the payment of the Senior Debt and (b) second, to the payment of the Subordinate Debt. Notwithstanding the foregoing, if the Subordinate Lender receives a payment in an amount which exceeds the amount which it is permitted to receive and retain under this Agreement, the Subordinate Lender shall only be required to pay over the portion of such payment which is in excess of the amount that it is so permitted to retain. If any party pays over any payment or distribution as provided above then such payment or distribution shall be deemed to have been made by the Borrower directly to the party to whom such payment or distribution was paid over on account of the Borrower Obligations owed to such party and not to the original recipient thereof, and no Subordinate Obligations owed to such original recipient shall be discharged by reason of its receipt of any payment or distribution which is so paid over.

         2.10 NOTICE OF DEFAULTS, ETC. In addition to any other notices required hereunder, each of the Senior Lender and the Subordinate Lender shall use its best efforts to give written notice to the other party hereto, promptly upon the occurrence of the event which triggers the obligation to give such notice, of (a) the occurrence of any Default or of an event which, with the giving of notice or the expiration of the applicable cure period, would constitute a Default, (b) the cure or waiver of any Default, (c) any acceleration of the Senior Debt or any Subordinate Obligation, (d) any action or proceeding instituted against the Borrower on account of any Default, (e) any material amendment to any Senior Loan Document or Subordinate Obligation Document and (f) the Payment in Full of the Senior Debt or any Subordinate Obligation; provided, that the failure of any party to give such a notice shall not affect the rights or obligations or create the basis of any liability of any party hereunder.

         2.11 BORROWER'S OBLIGATIONS ABSOLUTE. The provisions of this Agreement are solely for the benefit of the Borrower, the Senior Lender and the Subordinate Lender for the purpose of defining the relative rights of the holders of the Borrower Obligations. Nothing herein shall impair, as between the Borrower and any other party hereto, the obligations of the Borrower, which are unconditional and absolute, to the Senior Lender and to the Subordinate Lender, respectively.

         2.12 SUBORDINATION NOT AFFECTED. Without the necessity of any reservation of rights against or any notice to or further assent by the Subordinate Lender, but subject to compliance with the terms of this Agreement and the applicable Senior Loan Documents or Subordinate Obligation Documents,
(a) any demand for payment of any Borrower Obligation may be rescinded in whole or in part by the holder thereof and any Borrower Obligation may be continued,
(b) the holders of any Borrower Obligation may exercise or refrain from exercising any rights and remedies against the Borrower and others, (c) any Borrower Obligation, or any collateral security or guaranty therefor or right of offset with respect thereto, may be modified, accelerated, compromised, waived, surrendered, or released by the holder thereof and (d) subject to Section 2.14, any agreement or instrument evidencing, securing or otherwise relating to any Borrower Obligation may be amended or modified, in each case without impairing, abridging, releasing or affecting the subordination provided for herein.

         2.13   TRANSFERS.  Neither the Senior Lender nor the Subordinate
Lender shall sell, assign or otherwise transfer, in whole or in part, any of the Borrower Obligations or any interest therein to any other person or entity unless the transferee thereof expressly acknowledges to the other parties to this Agreement, in writing, that it agrees to be bound by all of the terms hereof. The Senior Lender and the Subordinate Lender hereby represent and warrant to the others that as of the execution date hereof neither the Senior Lender nor the Subordinate Lender has transferred or entered into any agreement or understanding with a proposed transferee that it will transfer any of the Borrower Obligations, except as to the interest of Showa Leasing (U.S.A.), Inc. in the Subordinate Debt.

         2.14 MODIFICATION OF DOCUMENTS. Without the prior consent of the Subordinate Lender, the Senior Lender shall not amend, modify or otherwise alter any Senior Loan Document so as to (i) increase the amount of the Senior Debt beyond the principal amount of $4,500,000, except where the excess of any such increase over the principal amount of $4,500,000 is made expressly subordinate to all Subordinate Obligations, (ii) provide for an earlier maturity of any monetary obligation of the Borrower thereunder, or (iii) require payments of principal or interest thereunder to be made more frequently or in greater amounts. Notwithstanding the foregoing, the holder or holders of the Senior Debt may renew the Senior Debt upon the maturity thereof without any consent from the Subordinate Parties so long as (A) any renewal or extension of the term of the Senior Term Loan is for a period of not greater than two years from the date of such renewal or extension, (B) the amortization schedule for any senior term debt at the commencement of such renewal or extension term is the same as at the commencement of the original term and (C) except as otherwise


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


specifically provided in clauses (A) and (B) above, there is no amendment, modification or other alteration to the Senior Loan Documents which is prohibited by the previous sentence.

         2.15   MISCELLANEOUS.  Except as authorized in Sections 2.4 through
2.8 inclusive, regardless of whether a default or an event of default (however defined) exists under any one or more of the Subordinated Agreements, Subordinate Lender further agrees not to (i) accept, retain, request or take any security for the Subordinated Debt without Senior Lender's prior written consent, (ii) amend or modify the Subordinated Agreements, or increase or forgive any of the Subordinated Debt, without Senior Lender's prior written consent, (iii) accept payment of, demand payment of, sue for or receive all or any part of the Subordinated Debt, or (iv) take any action to enforce its rights in any collateral securing payment thereof, unless or until all Senior Debt shall have been paid in full.

         2.16 LEGENDS. Any instrument issued by the Borrower to evidence the Subordinate Debt upon issuance or in replacement, renewal, exchange for or substitution thereof or evidencing the transfer thereof, shall bear an appropriate legend in substantially the following form:

                   The security for the payment of this
                   instrument, both principal and interest, and all other indebtedness evidenced hereby, is subject to the prior rights of The CIT Group/Credit Finance, Inc., its successors and assigns, in the manner and to the extent set forth in a certain Intercreditor and Subordination Agreement dated as of December 31, 1995, which Agreement is incorporated herein by reference.


SECTION 3.  MISCELLANEOUS.

         3.1 NOTICES. Except as otherwise expressly provided for herein, any and all notices given in connection with this Agreement shall be deemed to have been validly served, given or delivered upon (i) deposit in the United States certified or registered mails, with proper postage prepaid; (ii) sent by facsimile transmission with a duplicate copy sent contemporaneously by U.S. Mail; or (iii) delivered by overnight courier or messenger delivery, addressed to the party to be notified. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:


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


          If to the Borrower:           Reuter Manufacturing, Inc.
                                        410 Eleventh Avenue South
                                        Hopkins, Minnesota  55343
                                        Attn:  James Taylor President and Chief
                                               Executive Officer
                                        Fax:  (612) 935-7798

          with a copy to:               Winthrop & Weinstine, P.A.
                                        3200 Minneapolis World Trade Center
                                        30 East Seventh Street
                                        St. Paul, Minnesota  55101
                                        Attn:  Hart Kuller
                                        Fax:  (612) 292-9347

          If to the Senior              The CIT Group/Credit Finance, Inc.
          Lender:                       10 South LaSalle Street
                                        Chicago, Illinois  60603
                                        Attn:  David Brady
                                        Fax:  (312) 424-9797

          with a copy to:               The CIT Group/Credit Finance, Inc.
                                        10 South LaSalle Street
                                        Chicago, Illinois  60603
                                        Attn:  Robert Handler, Esq.
                                        Fax:  (312) 424-9797

If to the Subordinate Lender:           Sanwa Business Credit Corporation
                                        One South Wacker Drive
                                        28th Floor
                                        Chicago, Illinois  60606
                                        Attn:  Asset Management Division
                                        Fax:(312) 782-6486

          with a copy to:               Sachnoff & Weaver, Ltd.
                                        30 South Wacker Drive
                                        29th Floor
                                        Chicago, Illinois  60606
                                        Attn:  Richard G. Smolev
                                        Fax:(312) 207-6400


          The above addresses may be changed by notice of such changed, mailed as provided herein, to the last address designated.

          3.2 NO FIDUCIARY DUTY. Nothing in this Agreement shall be construed to create or impose upon the Senior Lender any fiduciary duty to the Subordinate Lender, or any other implied obligation to act or refrain from acting with respect to the Borrower or the Senior Debt or the collateral security securing the Senior Debt in any manner contrary to what the Senior Lender may determine is in its own best interests. Nothing in this Agreement shall be construed to create or impose upon the Subordinate Lender any fiduciary duty to the Senior Lender or any other implied obligation to act or refrain from acting with respect to the Borrower or any Subordinate Obligations or the collateral security securing any Subordinate Obligations in any manner contrary to what the Subordinate Lender may determine is in its own best interests.

          3.3 SUCCESSORS; CONTINUING EFFECT. This Agreement is being entered into for the benefit of, and shall be binding upon, the Borrower, the Senior Lender and the Subordinate Lender and their respective successors and assigns, including each subsequent or additional holder of Senior Debt, or Subordinate Debt, and the terms "Senior Lender" and "Subordinate Lender", shall include, respectively, any such subsequent or additional holder of Senior Debt or Subordinate Debt whenever the context permits. This Agreement shall inure to the benefit of and be enforceable by any future holder or holders of the Borrower Obligations or any part of any of the same. This Agreement shall remain in full force and effect as long as there are any Borrower Obligations outstanding.

          3.4 AMENDMENTS. This Agreement may be amended only by a written instrument executed by the Senior Lender and the Subordinate Lender and, if such amendment affects the Borrower, by the Borrower.

          3.5 TERM. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Debt.

          3.6 WAIVERS. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and no such waiver shall impair or offset the rights of the waiving party or the obligations of the party benefited by such waiver in any other respect or at any other time.

          3.7 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

          3.8 SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER. No right of the Senior Lender or the Subordinate Lender to enforce the subordination created hereby shall be impaired by any act or failure to act by the Borrower or by the failure by the Borrower to comply with this Agreement, regardless of any knowledge which the Senior Lender or the Subordinate Lender may have or be otherwise charged with.


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


          3.9 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. ALL PARTIES HERETO ABSOLUTELY AND IRREVOCABLY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. ALL PARTIES HERETO HEREBY WAIVE AND SHALL NOT ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) SUCH PARTY IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE), (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, (D) THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, (E) THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT, OR (F) ANY PARTY HAS A RIGHT TO A TRIAL BY JURY OF ANY CLAIM ARISING HEREUNDER. ANY ACTION BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN A STATE OR FEDERAL COURT SITTING IN COOK COUNTY, ILLINOIS.

          3.10 SPECIFIC PERFORMANCE. The parties hereto acknowledge that legal remedies may be inadequate and therefore the Senior Lender and the Subordinate Lender are hereby authorized to demand specific performance of the provisions of this Agreement at any time when the Borrower, the Senior Lender or the Subordinate Lender shall have failed to comply with any provision hereof. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          3.11 FURTHER ACTIONS. After the execution of this Agreement each party will execute and deliver all such documents and instruments and do all such other acts and things as may be reasonably necessary to carry out the provisions of this Agreement.

          3.12 AGREEMENT TO CONTROL. If any provision in any document or instrument relating to the Senior Debt or the Subordinate Debt, differs with the terms of this Agreement regarding the same or any similar matter, the provisions of this Agreement shall control and each other provision shall be interpreted so as to give effect to the provisions of this Agreement.

          3.13 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

          3.14 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters.

          3.15 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day, month and year first above written.

                              REUTER MANUFACTURING, INC.


                              By:  /s/ James W. Taylor
                                   -----------------------------------
                              Its:     President
                                   -----------------------------------


                              THE CIT GROUP/CREDIT FINANCE, INC.


                              By:  /s/ Richard A. Simons
                                   -----------------------------------
                              Its: Vice President
                                   -----------------------------------


                              SANWA BUSINESS CREDIT CORPORATION


                              By:  /s/ Thomas P. Guido
                                   -----------------------------------
                              Its: Group Vice President
                                   -----------------------------------

                                   SCHEDULE 1

                          LIST OF SENIOR LOAN DOCUMENTS


Loan and Security Agreement, dated February 15, 1991

     Amendment, dated July 26, 1994

     Amendment, dated December 15, 1994

     Amendment, dated January 17, 1995

     Amendment, dated October 12, 1995

     Amendment, dated December 22, 1995

Fourth Amended and Restated Promissory Note in the principal amount of $1,500,693.09, dated December 22, 1995

Mortgage and Security Agreement

Collateral Assignment of Certificate of Deposit

Patent, Trademark & License Mortgage

Lockbox Agreement

Blocked Account Agreement

                                   SCHEDULE 2

                       LIST OF SUBORDINATE LOAN DOCUMENTS


1.   Loan and Security Agreement dated August 24, 1995.

2.   Senior Subordinated Secured Promissory Note dated August 24, 1995.

3.   Junior Subordinated Secured Promissory Note dated August 24, 1995.

4.   Net Operating Income Agreement dated August 24, 1995.

5. Mortgage, Assignment of Leases and Rents and Security Agreement dated August 24, 1995.

6. Standstill Agreement by and among Senior Lender, Subordinate Lender and Edward Strickland dated August 24, 1995.

7. Standstill Agreement by and among Senior Lender, Subordinate Lender and James Taylor dated August 24, 1995.

8.   Common Stock Warrant Agreement dated August 24, 1995.